Exhibit 10.23

FLORIDA POWER & LIGHT COMPANY 700 Universe Boulevard Juno Beach FL 33408	Page No: 1 / 4 Purchase Contract: 4600027407

Vendor Information
AIRBORNE RESPONSE LLC	Vendor Number: 3000093954
3921 ALTON ROAD, SUITE 255	Phone Number: 305-490-0747
MIAMI BEACH FL 33140	Fax Number:

Contract Number 4600027407
lncoterm: FREIGHT NOT APPLICABLE
Contract Date: 03/25/2024	Payment Terms: Net 45 days

Validity Start date 03/25/2024
Validity End Date: 12/30/2026

General Information

Questions of a commercial or contractual nature may be directed to CODY EHRLUND Cody.Ehrlund@fpl.com

Ship To, Invoice To and Sales Tax information will be specified on each individual PO release against this contract.

USE/PURPOSE:

This Purchase Document is entered into by and between FLORIDA POWER & LIGHT CO (“Purchaser”), and the legal entity named in the ●vendor Information● section above in this Purchase Document (“Supplier”). For good and valuable consideration of one U.S. Dollar ($1.00). the receipt and sufficiency ot which is hereby acknowledged by the parties, the parties do hereby agree as follows:

Purchaser may, from time to time during the period of the contract (“Term”) of this Purchase Document, as described above in Purchase Document, authorize Supplier to supply specific material(s), equipment and/or perform service(s) as described in a Release.

Each Release will incorporate and be subject to the General Conditions (as such term is defined below in this Purchase Document).

THIS PURCHASE DOCUMENT SHALL NOT BE CONSTRUED AS ANY (AND PURCHASER MAKES NO) REPRESENTATION, WARRANT Y. COVENANT OR GUARANTEE OF ANY MINIMUM QUANTITY OF MATERIAL, EQUIPMENT OR SERVICES TO BE PROCURED OR SECURED FROM SUPPLIER BY PURCHASER UNDER THIS PURCHASE DOCUMENT, ANY RELEASE OROTHERWISE.

TERMS AND CONDITIONS:

All Work provided under this Purchase Document shall be in accordance with the attached

PURCHASER STANDARD TERMS AND CONDITIONS FOR SER VICES, RE V. 08i03 /23 (Florida Work)

(“General Conditions”)

Supplemental Terms for Unmanned Aircratt System Work in the U.S. Rev 06-10-20

Supplier Safe & Secure Workplace Policy, Rev. 4/7/15

Any capitalized term used in this Purchase Document and not defined in this Purchase Document shall have the same meaning ascribed to the capitalized term in the General Conditions.

Any alternative, different, or additional terms and conditions referenced by Supplier in any Supplier proposal, quotation, or the like, or in subsequent Supplier correspondence are rejected and will not become part of this Purchase Document or the Release(s).

The language in Section 16.1.3 of the General Conditions is hereby deleted in its entirety and replaced with the following language:

16.0 INSURANCE:

Authorized Signature:	/s/ Lisa Kolasinski Date: 5/14/2024

FLORIDA POWER & LIGHT COMPANY 700 Universe Boulevard Juno Beach FL 33408	Page No: 2 / 4 Purchase Contract: 4600027407

Contract Number: 4600027407

Vendor Name: AIRBORNE RESPONSE LLC

General Information

16.1.3 General Liability Insurance, written on Insurances Services Office form CG 00 01 1204 (or equivalent) covering liability arising out of premises, operations, bodily injury, property damage, products and completed operations and liability insured under and insured contract (contractual liability), with minimum limits of Five Million Dollars ($5,000,000) per occurrence, which shall insure the performance of the contractual obligations assumed by Supplier under the Contract. The products and completed operations coverage shall be provided lor the duration of any applicable warranty period, pursuant to Section 8.0, WARRANTY.

The language in Section 15.0 of the General conditions Is hereby deleted in its entirety and replaced with the following language:

15.0 INDEMNITY:

15.1 Supplier agrees to protect, defend, indemnify and hold Purchaser Entities free and unharmed from and against any liabilities whatsoever resulting from or in connection with the Contract or in connection w h the performance of the Work by Supplier, its employees, Subcontractors or Subcontractor emptoyees, whether or not such liabilities are due to or caused in whole or in part by negligence of Purchaser Entities.

15.2 Subject to Sections 15.3 and 15.4, unless otherwise specified in the Purchase Document or in the Supplemental Conditions, the limit of Supplier’s indemnity obligation per occurrence shall not exceed the sum of Five Million Dollars ($5,000,000). If Supplier is insured for liability with limits in excess of Five Million Dollars ($5,000,000) for claims arising from a single occurrence, Supplier’s indemnity obligation shall extend up to but shall not exceed the higher limits of that insurance.

15.3 The limits of Supplier’s indemnity obligation under Section 15.2 shall not apply to or limit Supplier’s responsibility for attorneys’ fees and costs under the Contract. The selection of counsel by Supplier or by its insurer to represent and defend Purchaser Entities shall be subject to the prior written approval of Purchaser.

15.4 The limits of Supplier’s indemnity obligation contained in this Section 15.0 shall not apply to Supplier’s indemnity obligations elsewhere in the Contract.

DESCRIPTION OF WORK:

Supplier shall supply Unmanned Aircraft System (UAS) services from the options shown in PRICING section below upon request for storm needs.

Supplier shall moot all the requirements per Attachment A· UAS Storm Patrol \/07252023FPLAIR.

Supplier shall supply specific goods, materials, equipment, and/or perform services to complete the Work as described in (i) this section, (ii) the line items listed below, or (iii) the referenced attachment(s) contained in this Purchase Document.

The Release shall specify the following (i) Work requirements with pricing breakdown, (ii) Schedule, (iii) Transportation Instructions, (iv) Packaging Requirements, (v) Invoicing Instructions, and (vi) Sales Tax applicability. Each Release referencing this Purchase Document shall incorporate and be subject to the requirements and terms and conditions referenced in this Purchase Document.

All Work specified in the Release is subject to the approval and acceptance of the agents located at the shipping location identified in the “Ship To Information” section in the Release.

All goods and services shall comply with all listed terms, specifications, guidelines and instructions outlined in this Purchase Document. Any exceptions to the listed items, specifications, guidelines and instructions must be approved in writing by the Company Representative, and documented with a Change Form issued by the Company Representative. Company Representative reserves the right to make revisions and or technical changes to any item with advanced notice to the Supplier.

PRICING/COST SCHEDULE:

The Supplier’s cost associated with the Work performed is described in (i) this section, (ii)the line items listed below, or (iii) the referenced attachment(s) contained in this Purchase Document. Any cost associated with the Work shall not change without an authorized Change Form by the Company Representative.

All pricing shall be in United States Dollar (USO).

Purchaser agrees to pay Supplier in accordance with the lime and material rates specified below, or as

Stand by rate:$800.00

Deployed Half day rate (8 hours): $1,250

Deployed Full day rate (16 hours): $2,500.00

ALL PRICING IS FIXED THROUGH THE END DATE OF THIS CONTRACT.

FLORIDA POWER & LIGHT COMPANY	Page No: 3 / 4
700 Universe Boulevard	Purchase Contract:
Juno Beach FL 33408	4600027407

Contract Number: 4600027407

Vendor Name: AIRBORNE RESPONSE LLC

General Information

SAFETY REQUIREMENTS:

In addition to Supplier’s safety obligations set forth in the General Conditions, the following referenced and attached safety requirements shall apply to Work performed at Purchaser Jobsite:

Supplier Safe & Secure Workplace Policy, Rev. 4/1/15

Supplier personnel are required to present photo identification to enter plant property.

CHANGES TO THE PURCHASE DOCUMENT :

Changes to the language, conditions, and/or terms of this Purchase Document shall only be approved upon written receipt of a Change Form issued by the Company Representative.

Any alternative, different. or additional terms and conditions referenced by Supplier in any Supplier proposal, quotation, or the like. or in subsequent Supplier correspondence are rejected and will not become part of this Purchase Document.

Changes to the scope of a Release issued from this Purchase Document shalt only be performed upon receipt of a Change Form issued by the Company Representative.

ATTACHMENTS:

PURCHASER STANDARD TERMS AND CON DITIONS FOR SERVICES, REV. 08/08/23 (Florida Work)

Supplemental Terms for Unmanned Aircraft System Work in the U.S. Rev 06-10-20

Supplier Safe & Secure Workplace Policy, Rev. 4/7/15

Attachment A- UAS Storm Patrol V07252023FPLAIR

ACKNOWLEDGEMENT:

Supplier is required to sign and return the signed acknowledgment copy of this Purchase Document to the Purchaser procurement agent. Failure to follow these instructions may prevent processing of Supplier’s invoice(s) for this Purchase Documen.t

As a duly authorized representative of Supplier, the undersigned acknowledges and accepts the terms of this Purchase Document, its attachments, and references.

Accepted By: Airborne Response

Company Name: Airborne Response Corp.

Name of Authorized Representative: Chirstopher Todd

Signature of Authorized Representative: /s/ Christopher Todd

Title of Authorized Representative: President

Date: 5/17/2024

Either party hereto may choose to transmit its order, release, or acknowledgment documents electronically by EDI, email, or facsimile (fax). The parties agree that any such document transmitted via EDI, email, or fax will be considered original and signed by a party when received electronically by the other party. Neither party will contest the validity or enforceability of such documents based upon their electronic delivery or signature.

Item	Description	Target Quantity	U.M	Un it Price	Amount
1	0-000-006-270 S-LIDAR SERVICES LIDAR SERVICES	1,000,000.00	EA	$ 1.00 I 1 EA	$ 1,000,000.00

FLORIDA POWER & LIGHT COMPANY	Page No: 4 / 4
700 Universe Boulevard	Purchase Contract:
Juno Beach FL 33408	4600027407

Contract Number: 4600027407

Vendor Name: AIRBORNE RESPONSE LLC

General Information
Item	Description	Target Quantity	UM	Unit Price	Amount